Exhibit 21.01

DOMESTIC SUBSIDIARIES

Name
American Shale Oil Corporation (DE)
American Shale Oil, LLC (DE), Assumed Name in TX: AMSO, LLC
AMSO Holdings I, Inc. (DE)
AMSO Holdings, LLC (DE)
DMS Promotions, LLC (DE)
CityCom Essential Services, Inc.
CityCom Solar, LLC (DE)
CCP Genie Community Solar, LLC (DE)
Diversegy Consultant Program, LLC (TX)
Diversegy, LLC (TX)
DiversegyPro, LLC (DE)
Evergreen Gas & Electric, LLC (DE)
Genie Energy International Corporation (DE)
Genie Energy Services, LLC (DE)
Genie Georgia GP, LLC (DE)
Genie Georgia P2, LLC (DE)
Genie Georgia, LLC (DE)
Genie Japan, LLC (DE)
Genie Nordic, LLC (DE)
Genie Mongolia, Inc. (DE)
Genie Oil and Gas, Inc. (DE)
Genie Retail Energy, Inc. (DE)
Genie Retail Energy International, LLC (DE)
Genie Solar Energy LLC (DE)
IDT Energy, Inc. (DE)
IntelliMark Services, LLC (DE)
Mirabito Natural Gas, LLC (DE)
North American Energy, Inc. (DE)
Plus EnergG, Inc. (DE)
Prism Solar Technologies, Inc. (DE)
Residents Energy, LLC (NY)
Retail Energy Holdings LLC (MN)
Southern Federal Power, LLC (DE)
Town Square Energy, LLC (DE)
Town Square Energy East, LLC (DE)
Town Square Energy Georgia, LP (DE)
Virtual Power Hedging, LLC (DE)

FOREIGN SUBSIDIARIES

Name	Country of Formation
Genie Dutch Holdings B.V.	Netherlands
Genie Energie B.V.	Netherlands
Town Square Energy Canada, Ltd.	Canada
Genie Energy UK Ltd	United Kingdom
Genie Energy GK (f/k/a Smile Energy GK	Japan
Lumo Energia Ojy	Finland
Lumo Energy AB	Sweden
Genie Energy Israel Ltd.	Israel
Genie IP B.V.	Netherlands
Genie Israel Holdings Ltd.	Israel
Afek Oil & Gas Ltd.	Israel
Atid Drilling Ltd.	Israel
Israel Energy Initiatives Ltd.	Israel
Orbit Energy Limited (f/k/a Thistle Energy Supply Limited)	United Kingdom
Petrocycle, Ltd.	Israel
Shoreditch Energy Limited	United Kingdom

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